UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 19, 2008

HELEN OF TROY LIMITED

(Exact name of registrant as specified in its charter)

Commission File Number:  001-14669

Bermuda	74-2692550
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

CLARENDON HOUSE

CHURCH STREET

HAMILTON, BERMUDA

(Business address of registrant)

ONE HELEN OF TROY PLAZA

EL PASO, TEXAS 79912

(United States mailing address of registrant and zip code)

915-225-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Helen of Troy Limited 2008 Employee Stock Purchase Plan

On August 19, 2008, at the annual general meeting of the shareholders (the “Annual Meeting”) of Helen of Troy Limited (the “Company”), the shareholders approved the Company’s 2008 Employee Stock Purchase Plan (the “ESPP”).  A description of the material terms and conditions of the ESPP is included in the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting, which was filed with the Securities and Exchange Commission on June 27, 2008 (the “Proxy Statement”).  The ESPP is attached as Exhibit A to the Proxy Statement.

Helen of Troy Limited 2008 Stock Incentive Plan

At the Annual Meeting, the shareholders also approved the Company’s 2008 Stock Incentive Plan (the “2008 Stock Plan”).  A description of the material terms and conditions of the 2008 Stock Plan is included in the Proxy Statement.  The 2008 Stock Plan is attached as Exhibit B to the Proxy Statement.

Helen of Troy Limited 2008 Non-Employee Directors Stock Incentive Plan

At the Annual Meeting, the shareholders also approved the Company’s 2008 Non-Employee Directors Stock Incentive Plan (the “2008 Director Plan”).  A description of the material terms and conditions of the 2008 Director Plan is included in the Proxy Statement.  The 2008 Director Plan is attached as Exhibit C to the Proxy Statement.

Helen of Troy 1997 Cash Bonus Performance Plan

At the Annual Meeting, the shareholders also ratified the terms of the performance goals established for the Company’s 1997 Cash Bonus Performance Plan (the “Bonus Plan”) and approved amendments to the Bonus Plan to correct certain clerical errors and to clarify the timing of payments under the Bonus Plan in compliance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).  A description of the material terms and conditions of the Bonus Plan is included in the Proxy Statement.  The Bonus Plan is attached as Exhibit D to the Proxy Statement.

As a result of the amendments, the Company expects that the performance-based compensation over $1,000,000 that is paid under and in accordance with the Bonus Plan will be deductible for fiscal year 2009.  However, as a result of a recent Internal Revenue Service revenue ruling, the Company’s employment agreement with Gerald J. Rubin, the Company’s Chairman of the Board, Chief Executive Officer and President, must be modified before March 1, 2009 in order to ensure the full deductibility of any incentive award payable to him under the Bonus Plan for performance periods that begin after fiscal year 2009.

The recent Internal Revenue Service revenue ruling provides that compensation is not qualified performance-based compensation, and therefore not deductible under Section 162(m) of the Code, if the applicable agreement provides for payment of compensation upon termination without cause, termination for good reason or voluntary retirement without regard to whether the performance goal has been attained. The ruling is prospective and will first apply to incentive awards for the performance period coinciding with fiscal year 2010. The Company believes that the potential termination payments under Mr. Rubin’s current employment agreement would not comply with the terms of this revenue ruling. As a result, the Company and Mr. Rubin are working towards amending the employment agreement in a manner that would permit the continued full deductibility for tax purposes of the incentive awards paid under the Bonus Plan for performance periods that begin after fiscal year 2009. The Company cannot be certain that such an amendment will be agreed to by the parties.  If an appropriate amendment is not agreed to by the parties, then incentive awards payable to Mr. Rubin under the Bonus Plan for performance periods that begin after fiscal year 2009 may not be fully deductible notwithstanding any approval of the Bonus Plan by the shareholders at the Annual Meeting.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED

Date: August 25, 2008	/s/ Thomas J. Benson
Thomas J. Benson
Senior Vice President and Chief Financial Officer